Investor Presentation Regarding Men's Wearhouse Proposal
October 9, 2013

Cautionary Note on Forward-Looking Statements

In preparing this presentation, we, Jos. A. Bank Clothiers, Inc. ("Jos. A. Bank"), have used information regarding The Men's Wearhouse, Inc. ("Men's Wearhouse") obtained from publicly available information, including reports and other documents filed or furnished by Men's Wearhouse with the Securities and Exchange Commission (SEC) and from other third party materials, including industry data. We have not independently verified such information and do not make any representation or warranty as to the accuracy or completeness thereof.

This presentation contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward looking statements include assumptions about our operations, such as cost controls, market conditions, liquidity and financial condition. These statements also include assumptions about our proposed acquisition of Men's Wearhouse through a merger (including its benefits, results, effects and timing) that may not be realized. Risks and uncertainties that may affect our business or future financial results include, among others, risks associated with the economy, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. Risks and uncertainties related to the proposed transaction include, among others: the risk that Men's Wearhouse's stockholders do not approve the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the proposed transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the transaction, which include, among others, negotiation and execution of a mutually satisfactory merger agreement, approval by each company's board of directors, and negotiating and entering into satisfactory definitive equity and debt financing agreements, are not satisfied; costs and difficulties related to the integration of Men's Wearhouse's businesses and operations with Jos. A. Bank's business and operations; the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction; unexpected costs, charges or expenses resulting from the transaction; litigation relating to the transaction; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Additional factors that could cause future results or events to differ from those we expect are those risks discussed under Item 1A, "Risk Factors," in Jos. A. Bank's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, Jos. A. Bank's Quarterly Report on Form 10-Q for the quarter ended May 4, 2013, Jos A. Bank's Quarterly Report on Form 10-Q for the quarter ended August 3, 2013, Men's Wearhouse's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, Men's Wearhouse's Quarterly Report on Form 10-Q for the quarter ended August 3, 2013, and other reports filed by Jos. A. Bank and Men's Wearhouse with the Securities and Exchange Commission (SEC). Please read the "Risk Factors" and other cautionary statements contained in these filings. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this presentation, and our financial condition and results of operations could be materially adversely affected.

This presentation also includes non-GAAP financial measures, as defined under SEC rules. Reconciliations of these measures are included at the end of this presentation. In this presentation, we present EBITDA, a non-GAAP financial measure, because we believe such measure (i) is helpful to management in evaluating the proposed transaction and (ii) is useful to investors for financial analysis and evaluating the proposed transaction.
EBITDA is not a presentation made in accordance with generally accepted accounting principles, and therefore, differences may exist in the manner in which other companies calculate this measure. EBITDA should not be considered an alternative to net income, as a measure of operating performance. EBITDA has important limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of each of Jos. A Bank's and Men's Wearhouse's financial results as measured in accordance with GAAP.

Additional Information

Jos. A. Bank's proposal is a preliminary, non-binding indication of interest to acquire the outstanding shares of Men's Wearhouse, and was submitted based on the understanding that it is not an offer that is capable of being accepted, and that there will be no binding agreement between Jos. A. Bank and Men's Wearhouse or any commitment or obligation on Jos. A. Bank or Men's Wearhouse with respect to Jos. A. Bank's proposal or a possible transaction unless and until a definitive agreement is executed by Jos A. Bank and Men's Wearhouse. Jos. A. Bank's proposal is subject to a number of conditions, including, among others, Jos. A. Bank's satisfaction with the results of its due diligence review of Men's Wearhouse in Jos. A. Bank's sole discretion, negotiation and execution of a mutually satisfactory merger agreement, approval of a transaction by Jos. A Bank's Board of Directors, and negotiating and entering into satisfactory definitive equity and debt financing agreements.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote, proxy or approval. No tender offer for the shares of Men's Wearhouse has been made at this time.

JoS. A. BANK
ESTABLISHED 1905

A Transformative Acquisition: *Proposed Transaction Highlights*

Consideration	▪ $48.00 per share in cash ▪ Implied Enterprise Value[(1)] of approximately $2.4 billion
Premium and Valuation[(2)]	▪ 42.4% premium to September 17, 2013 closing price of $33.71 ▪ 39.1% premium to the 30-day average per share closing price of $34.51 ▪ 17.8% premium to 52-week high and 5-year high of $40.75 ▪ Implied Enterprise Value[(1)] / LTM EBITDA multiple of 8.3x[(3)]
Financing	▪ Jos. A. Bank's cash, equity infusion from new investor and new debt financing ▪ Golden Gate Capital will acquire newly-issued Jos. A. Bank common and convertible preferred stock which represents approximately 19.9% of Jos. A. Bank's shares on an as-converted basis ▪ The convertible preferred stock will be purchased at a premium to Jos. A. Bank's stock price
Management	▪ The combined company will be led by current Chairman Robert N. Wildrick, who served as the CEO of Jos. A. Bank from November 1999 to December 2008 ▪ Management will consist of the most qualified individuals from both organizations who are best suited to integrate the two companies and drive long-term growth
Financial Impact[(3)]	▪ Pro Forma LTM Revenue: $3.5 billion ▪ Pro Forma LTM EBITDA: $418 million ▪ Pro Forma Debt / LTM EBITDA of 4.5x

1) *Enterprise Value assumes ~48mm shares outstanding and ~$68mm in net debt calculated as $100mm in total debt (pro forma for term loan issued to fund Joseph Abboud acquisition) less cash on balance sheet of ~$32mm.*
2) *Proposal to Men's Wearhouse Board of Directors was made on Sep. 18, 2013. Market data as of Sep. 17, 2013. 30-day average per share closing price represents the VWAP for 30 calendar days ended Oct. 8, 2013.*
3) *PF LTM Revenue and EBITDA as of Aug. 3, 2013. PF LTM EBITDA excludes transaction costs and other non-recurring and non-cash charges; refer to Appendix for reconciliation. PF Debt / LTM EBITDA excludes transaction costs.*

A Transformative Acquisition:
Compelling Value for Men's Wearhouse Shareholders

Premium[1]	▪ 42.4% premium to September 17, 2013 closing price ▪ 39.1% premium to the 30-day average per share closing price ▪ 17.8% premium to 52-week high and 5-year high



Closing Price (USD)
$60
$50
$40
$30
$20
$10
$0
Proposed Transaction price of $48 per share
$33.71
Sep-2008
Sep-2009
Sep-2010
Sep-2011
Sep-2012
Sep-2013
Men's Wearhouse Share Price

Cash consideration will provide immediate liquidity for Men's Wearhouse shareholders

Source: Men's Wearhouse company filings and Thomson Financial. Closing price as of Sep. 17, 2013.

1) Proposal to Men's Wearhouse Board of Directors was made on Sep. 18, 2013. Market data as of Sep. 17, 2013. 30-day average per share closing price represents the VWAP for 30 calendar days ended Oct. 8, 2013.

A Transformative Acquisition:
Strategic Rationale

- Creation of leading national men's apparel and sportswear designer, manufacturer and retailer
- Increased scale with over 1,700 stores across North America and revenue in excess of $3.5 billion(1)
- Impressive offering of men's apparel and sportswear at various price points
- Complementary business strengths and market positioning
- Significant operational synergies
- Enhanced omni-channel strategies in rapidly evolving retail landscape
- Larger platform to optimize and expand global real estate footprint

1) *Pro Forma LTM Revenue as of Aug. 3, 2013.*

A Transformative Acquisition: *Pro Forma Financial Impact*

LTM Sales[1]


($ in millions)
$1,016
$2,503
$3,519
Jos. A. Bank LTM Sales
Men's Wearhouse LTM Sales
Pro Forma LTM Sales

LTM EBITDA[1]


($ in millions)
$133
$285
$418
Jos. A. Bank LTM EBITDA
Men's Wearhouse LTM EBITDA
Pro Forma LTM EBITDA

Illustrative Financing Assumptions

- Jos. A. Bank cash on balance sheet of approximately $300 million
- Debt financing of approximately $1.9 billion consisting of a combination of term loan and senior bonds
- Approximately $250 million of equity funding from Golden Gate Capital consisting of approximately 50% convertible preferred stock issued at a premium and 50% common equity
- Pro Forma Debt / LTM EBITDA of 4.5x[1]
- Combined Company will have a largely undrawn asset-based revolving facility of up to $600 million and cash on balance sheet

Transaction significantly increases scale and will be responsibly financed using debt and equity issued at a premium

Source: Public filings.

1) PF LTM Revenue and EBITDA as of Aug. 3, 2013. PF LTM EBITDA excludes transaction costs and other non-recurring and non-cash charges; refer to Appendix for reconciliation. PF Debt / LTM EBITDA excludes transaction costs.

A Transformative Acquisition:
Significant Shareholder Value Creation Potential

Potential Synergies by Functional Area

Revenue	▪ Maximize optimal competitive positioning of both brands ▪ International expansion leveraging Men's Wearhouse existing presence outside of the U.S. ▪ Increase Men's Wearhouse Internet sales utilizing Jos. A. Bank's existing e-Commerce capabilities ▪ Broader formalwear offering building upon Men's Wearhouse category leadership in tuxedos
COGS	▪ Enhance sourcing capabilities through increased scale ▪ Strengthen merchandising across price points
SG&A	▪ Streamline approach to marketing and brand positioning ▪ Rationalization of duplicative operating costs

Illustrative Net Income and EPS Impact (Excluding synergies and one-time, non-cash costs)

($ in millions, except earnings per share)



$65
$129
$(82)
$112
Jos. A. Bank LTM Net Income(1)
Men's Wearhouse LTM Net Income(1)
After Tax Financing Impact(2)
Pro Forma LTM Net Income(1)



50%+ Accretion
$2.30
~$3.60+
Jos. A. Bank LTM Standalone EPS(1)
Pro Forma LTM EPS(3)

Immediately accretive before any revenue or cost synergies

Source: Public filings.
1) LTM Net Income as of August 3, 2013 for both companies. Excludes non-recurring, one-time charges; refer to Appendix for reconciliation.
2) Financing impact assumes total pre-tax incremental interest expense / preferred dividend of ~$125mm of which ~$111mm is tax deductible. Assumes tax rate of 38.5%.
3) Assumes ~3.0mm common shares issued in connection with Golden Gate Capital common equity investment. The ~$14mm non-cash impact of convertible preferred stock dividend is reflected in Financing Impact.

Transformative Acquisition:
Complementary Market Positioning

	Jos. A. Bank	Men's Wearhouse
Total Store Count[(1)]	602 stores	1,143 stores
Average Store Size[(1)]	4,598 sq. ft.	5,721 sq. ft.
Real Estate	▪ Primarily high-end, specialty retail centers, strip centers and other locations – Specialty centers include outdoor lifestyle centers, malls and downtown/street front/business districts	▪ Primarily power / neighborhood centers – Central locations in highly visible space
Customer	▪ 35-55 year-old, upper-middle income male ▪ Annual household income of $100,000-$125,000	▪ 25-55 year old, upper-middle income male ▪ Likely lower income customer than Jos. A. Bank

Product Breakdown (as % of net sales)[(2)]



Slacks, Sport coats, Formal
19%
Sportswear
19%
25%
37%
Suits
Shirts, Ties, Shoes, etc.



Corporate
10%
Services
22%
37%
Tailored
28%
Ladies
3%
Non-Tailored

Channel Breakdown (as % of net sales)



Direct Marketing
4%
Other
11%
85%
Retail



Other
10%
90%
Retail

Transaction combines two great companies to better serve a broad demographic with a unique portfolio of branded men's apparel and sportswear at various price points

Source: Public filings and Jos. A. Bank internal records.
(1) As of FYE 2012. Men's Wearhouse average store size for Men's Wearhouse stores only. Jos. A. Bank average store size excludes 15 franchise stores.
(2) Men's Wearhouse Services include tuxedo rentals, alterations and retail dry cleaning; Tailored includes suits, certain sport coats and slacks; Non-Tailored includes certain sport coats, casual slacks, knits, sportswear, sweaters and casual shoes.

JoS. A. BANK
ESTABLISHED 1905

A Transformative Acquisition: *Unique Opportunity*

- Leading Men's Apparel Platform
- Operating Synergies
- National Reach with Separate Retail Concepts
- Strong Cash Flow Conversion
- Accelerated Long Term Growth
- Omni-channel Model
- Significant Shareholder Value Creation Potential
- Best of Both Management Teams

Appendix

Overview of Golden Gate Capital

- **Jos. A. Bank will partner with Golden Gate Capital to acquire Men's Wearhouse**
- **Golden Gate Capital will purchase approximately $250 million of Jos. A. Bank equity, approximately half of which will be a convertible preferred stock issued at a premium to the Jos. A. Bank share price**
- **Golden Gate Capital is a leading global private equity firm with expertise in the retail sector**
  - Golden Gate Capital has over $12 billion under management
  - Recently closed on an additional $3.5 billion of capital
  - In-depth knowledge of the retail industry with significant prior success in retail and consumer transactions
  - Track record of partnering with public companies

Golden Gate Capital's Select Retail Experience

Eddie Bauer EST. 1920
Payless SHOESOURCE
PACSUN
J.Jill
EXPRESS
Coldwater Creek
california PIZZA KITCHEN
ZALE CORPORATION

Overview of Men's Wearhouse

- **North American footprint across multiple banners**
  - Men's Wearhouse: 638 stores
  - Men's Wearhouse and Tux: 288 stores
  - K&G: 97 stores
  - Moores: 120 stores (Canada)
  - **Total: 1,143 stores**
- **Service segment**
  - Tuxedo rental, alteration and other services
- **Two corporate apparel segments**
  - US and UK-based

Financial Snapshot

($ in millions)	2011A	2012A	2012 1H	2013 1H
Sales	**$2,383**	**$2,488**	**$1,249**	**$1,264**
Growth	-	*4.4%*	*1.0%*	*1.2%*
Gross Profit(1)	**1,049**	**1,108**	**574**	**587**
Margin	*44.0%*	*44.5%*	*46.0%*	*46.4%*
EBITDA(2)	**268**	**284**	**174**	**175**
Margin	*11.2%*	*11.4%*	*14.0%*	*13.9%*

North American Retail Footprint


16
14
2
5
51
24
1
17
11
2
1
1
18
7
7
104
18
4
2
3
5
9
6
70
21
9
19
3
21
19
58
19
45
39
23
10
15
4
34
16
73
44
54
36
33
1
3
1
6
36
4
18
4
1
38
1

Source: Men's Wearhouse public filings.
(1) *Gross profit is recorded net of occupancy costs.*
(2) *EBITDA excludes non-recurring, one-time charges; refer to Appendix for reconciliation.*

Men's Wearhouse Board of Directors

David H. Edwab Vice Chairman of the Board	• Vice Chairman of the Board since 2000 • Previously held positions as Senior Managing Director and Head of the Retail Group in the Investment Banking Department of Bear Stearns and President, Chief Operating Officer, Treasurer and Chief Operating Officer and Senior Vice President of Men's Wearhouse
Douglas S. Ewert President and Chief Executive Officer	• President and Chief Executive Officer since 2011 • Previously held positions as Executive Vice President and Chief Operating Officer, Executive Vice President and General Merchandise Manager of Men's Wearhouse and Executive Vice President and Chief Operating Officer of K&G Men's Company
Rinaldo Brutoco Director	• President and Chief Executive Officer of ShangriLa Consulting, Inc. since 2000 • Founder, President and Chief Executive Officer of the World Business Academy
Deepak Chopra, M.D. Director	• Chairman and founder of The Chopra Center for Well Being and the Chopra Foundation • Fellow of the American College of Physicians and a member of the American Association of Clinical Endocrinologists, Adjunct Professor at Kellogg School of Management, Adjunct Professor at Columbia Business School, Columbia University, and Senior Scientist with The Gallup Organization
Grace Nichols Director	• Chief Executive Officer of Victoria's Secret from 1992 until retirement in 2007 • Previously held positions in teen's and women's apparel at The Broadway Southern California divisions of Carter, Hawley, Hale, Inc. • Currently also a director of New York & Company, Inc.
Allen I. Questrom Director	• Senior Advisor for Lee Equity Partners since 2006 • Previously served as Chairman and Chief Executive Officer of Federated Department Stores, Inc. (now Macy's), Neiman Marcus, Barneys New York, Inc. and J.C. Penney Company • Currently also on the Board of Directors of Sotheby's and the Glaser Family of Companies
Michael L. Ray, Ph.D. Director	• Faculty at Stanford University since 1967 and is currently the John. G McCoy Banc One Corporation Professor of Creativity and Innovation and of Marketing, Emeritus at Stanford University's Graduate School of Business • Social psychologist and has been a private consultant to numerous companies since 1967
William B. Sechrest Lead Director	• Founding shareholder and member of the Board of Directors of Ojai Community Bank and Ojai Energy Systems, Inc. (energy storage through patented Li-Ion technologies) and Chief Financial Officer of Ojai Energy Systems, Inc. • Founding shareholder in the law firm of Winstead Sechrest & Minick P.C. from 1973 to 2006
Sheldon I. Stein Director	• President and Chief Executive Officer of Glazer's Distributors • Previously held positions as Vice Chairman of Global Investment Banking and Head of Southwest Investment Banking for Bank of America, Merrill Lynch and Senior Managing Director at Bear Stearns

Source: Men's Wearhouse public filings.

JoS. A. BANK
ESTABLISHED 1905

Men's Wearhouse GAAP Reconciliation
($ in thousands)

	FY2011	1H 2012	FY 2012	1H 2013	LTM 2013
Net Income, Reported	**$ 120,601**	**$ 86,277**	**$ 131,716**	**$ 76,034**	**$ 121,473**
Net (earnings) loss attributable to NCI	(135)	(127)	347	(100)	374
Provision for Income Taxes	63,944	45,717	65,609	42,825	62,717
Interest Expense	1,446	941	1,544	884	1,487
Interest Income	(424)	(271)	(648)	(302)	(679)
D&A	75,968	41,775	84,979	43,450	86,654
EBITDA, Unadjusted	**$ 261,400**	**$ 174,312**	**$ 283,547**	**$ 162,791**	**$ 272,026**
Non-recurring / Non-cash Charges:					
Goodwill Impairment	-	-	-	9,501	9,501
Asset Impairment	2,042	122	482	46	406
Restructuring	800	-	-	-	-
Merger Expense	3,800	-	-	2,900	2,900
Non-recurring / Non-cash Charges	**6,642**	**122**	**482**	**12,447**	**12,807**
EBITDA, Adjusted	**$ 268,042**	**$ 174,434**	**$ 284,029**	**$ 175,238**	**284,833**
Net Income, Reported		**$ 86,277**	**$ 131,716**	**$ 76,034**	**$ 121,473**
Tax Effected Non-recurring / Non-cash Charges (1)		76	299	7,730	7,953
Net Income, Adjusted		**$ 86,353**	**$ 132,015**	**$ 83,764**	**$ 129,426**

Source: Men's Wearhouse public filings. LTM 2013 as of August 3, 2013.
(1) Adjusts for Non-recurring / Non-cash Charges (detail above) at ~38% marginal tax rate.

JoS. A. BANK
ESTABLISHED 1905

Jos. A. Bank GAAP Reconciliation
($ in thousands)

	1H 2012	FY 2012	1H 2013	LTM 2013
Net Income, Reported	**$ 37,990**	**$ 79,696**	**$ 22,337**	**$ 64,043**
Provision for Income Taxes	23,686	49,147	14,001	39,462
Interest Expense	17	26	9	18
Interest Income	(169)	(429)	(266)	(526)
D&A	13,746	28,521	14,666	29,441
EBITDA, Unadjusted	**$ 75,270**	**$ 156,961**	**$ 50,747**	**$ 132,438**
Non-recurring / Non-cash Charges:				
Asset Impairment	-	805	-	805
EBITDA, Adjusted	**$ 75,270**	**$ 157,766**	**$ 50,747**	**$ 133,243**
Net Income, Reported	**$ 37,990**	**$ 79,696**	**$ 22,337**	**$ 64,043**
Tax Effected Non-recurring / Non-cash Charge (1)	-	498	-	498
Net Income, Adjusted	**$ 37,990**	**$ 80,194**	**$ 22,337**	**$ 64,541**

Source: Jos. A. Bank public filings. LTM 2013 as of August 3, 2013
(1) Adjusts for Non-recurring / Non-cash Charge (detail above) at ~38% marginal tax rate.